SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 2, 2002

                         JANUS HOTELS AND RESORTS, INC.
               (Exact name of Registrant as specified in Charter)


  Delaware                           0-22745                     13-2572712
-----------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission                (IRS Employer
      of Incorporation)           File Number)             Identification No.)


        2300 Corporate Blvd., N.W., Suite 232, Boca Raton, FL 33431-8596
-----------------------------------------------------------------------------
               (Address of principal executive office) (Zip Code)


        Registrant's telephone number including area code: (561) 997-2325
                                                            --------------


                                       N/A
          ------------------------------------------------------------
          (Former name or Former Address, if Changed Since Last Report)

Item 5. Other Events

         Janus Hotels and Resorts, Inc. (the "Company") is filing this amendment of its Form 8-K dated August 2, 2002 with respect to a short-term refinancing of the mortgage indebtedness on four hotel properties located in the vicinity of Cleveland, Ohio.

         The Company previously estimated a pre-tax gain of approximately $6,816,000 as a result of this transaction. However, the Company re-examined the accounting for the refinancing with The Provident Bank and the terms of the settlement agreement with the original lender, LaSalle National Bank, as Trustee, which provided for the forgiveness of accrued interest and late fees, net of certain closing and transaction costs, and identified errors resulting in a recalculated pre-tax gain of approximately $5,787,000, which will be reported in the third quarter of 2002. No currently payable federal taxes result from this transaction as the Company has sufficient net operating losses to offset the gain.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

              Exhibit No.               Description

              99.1                      Press release dated September  27, 2002


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Janus Hotels and Resorts, Inc.
                                         ------------------------------
                                                  (Registrant)


Dated:  September 30, 2002               By:  /s/ Richard A. Tonges
                                              -------------------------------
                                              Name:    Richard A. Tonges
                                              Title:   Vice President - Finance


















                                       2